UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2022

ManTech International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2251 Corporate Park Drive Herndon, Virginia	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 218-6000

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	MANT	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On May 12, 2022, ManTech International Corporation (Company) entered into amendments (Amendments) to the Executive Continuity and Stay Incentive Agreements (ECSI Agreements) with the Company’s named executive officers. Prior to these amendments, the ECSI Agreements provided for an unvested right to a fixed cash payment (Award) in the event of an automatic conversion of the Company’s Class B Common Stock into shares of the Company’s Class A Common Stock resulting from the death of the Company’s co-founder, George J. Pedersen, pursuant to Section 4.2(e)(5)(i) of the Company’s Second Amended and Restated Certificate of Incorporation (Charter).

Under the terms of the Amendments, a “Triggering Event” for the purposes of the ECSI Agreements is defined to mean a Conversion Event or a Change in Control. A Conversion Event is defined under the Amendments as an automatic conversion of the Company’s Class B Common Stock into shares of the Company’s Class A Common Stock resulting from the death of Mr. Pedersen, pursuant to Section 4.2(e)(5)(i) of the Company’s Charter. The definition of a “Change in Control” in the ECSI agreements remains unchanged, and is deemed to have occurred upon the following events: (i) the acquisition of beneficial ownership of 50% or more of the outstanding voting power of the Company’s stock, subject to certain exceptions; (ii) if the Company’s incumbent members of the Board at the beginning of any two-year period cease, for any reason, to constitute a majority of the Board, subject to certain exceptions; (iii) consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company, subject to certain exceptions; or (iv) approval by the Company’s stockholders of a complete liquidation or dissolution of the Company. The Company’s previously announced proposed merger in which the Company will be acquired by Moose Bidco, Inc., a Delaware corporation, which will be controlled by investment funds managed by The Carlyle Group Inc. (Merger), would constitute a Change in Control under the ECSI Agreements if completed.

The Amendments provide that, except as otherwise specified in the ECSI Agreements, if a Conversion Event occurs during the Term (as defined in the ECSI Agreements) and no Change in Control has occurred prior to the Conversion Event, the Award will be paid to the executive officer on the first anniversary of the Conversion Event, subject to the executive officer’s continued employment through such first anniversary. Notwithstanding the foregoing, the Amendments provide that (i) if a Change in Control occurs during the Term and after a Conversion Event, but prior to the first anniversary of the Conversion Event, the Award will be paid to the executive officer in a lump sum on the closing of the Change in Control (subject to the executive officer’s continued employment through the closing of the Change in Control); and (ii) if the executive officer’s employment is terminated in a Qualifying Termination (as defined in the ECSI Agreements) during the Term and after a Conversion Event, but prior to the first anniversary of the Conversion Event, the Award will be paid to the executive officer in a lump sum within 30 days after the date of the Qualifying Termination. For the purposes of the ECSI Agreements, a “Qualifying Termination” means a termination of the executive officer’s employment by the Company other than for Cause and not due to the executive officer’s death or disability. “Cause” will be deemed to exist if the executive officer: (i) has been indicted for committing an act of fraud, embezzlement, theft or other act constituting a felony; (ii) willingly engages in illegal conduct or gross misconduct that significantly and adversely affects the Company; (iii) is unable to maintain a security clearance that is required and essential for the performance of the executive officer’s duties; or (iv) fails to perform the material duties of his or her position (subject to notice and/or cure periods in certain cases).

The Amendments further provide that if a Change in Control occurs during the Term and prior to a Conversion Event, the Award will be paid to the executive officer in a lump sum on the closing of the Change in Control (subject to the executive officer’s continued employment through the closing of the Change in Control).

Under the terms of the Amendment to the ECSI Agreement with Judith L. Bjornaas, the amount of the Award is increased from $1.2 million to $2.2 million. Under the terms of the Amendment to the ECSI Agreement with Bonnie Cook, the amount of the Award is increased from $700,000 to $1.2 million. The amounts of the Awards specified in the ECSI Agreements with Kevin M. Phillips and Matthew A. Tait remain unchanged.

The foregoing description of the Amendments is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Form of Executive Continuity and Stay Incentive Agreement that is filed as an exhibit to the Company’s Annual Report on Form 10-K and the Form of Amendment to Executive Continuity and Stay Incentive Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving ManTech and The Carlyle Group. A meeting of the stockholders of ManTech will be announced as promptly as practicable to seek stockholder approval in connection with the proposed Merger. ManTech expects to file with the Securities and Exchange Commission (SEC) a proxy statement and other relevant documents in connection with the proposed Merger. The definitive proxy statement will be sent or given to the stockholders of ManTech and will contain important information about the proposed Merger and related matters. STOCKHOLDERS OF MANTECH ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MANTECH AND THE MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by ManTech with the SEC at the SEC’s website at www.sec.gov.

ManTech and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of ManTech’s stockholders in connection with the proposed transaction will be set forth in ManTech’s definitive proxy statement for its stockholder meeting at which the proposed transaction will be submitted for approval by ManTech’s stockholders. You may also find additional information about ManTech’s directors and executive officers in ManTech’s definitive proxy statement for its 2022 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2022, and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q.

Forward-Looking Statements

This communication contains certain forward-looking statements concerning ManTech and the proposed transaction between ManTech and The Carlyle Group. All statements other than statements of fact, including information concerning future results, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Such forward-looking statements include, but are not limited to, the inability to obtain required regulatory approvals or satisfy other conditions to the closing of the proposed transaction; unexpected costs, liabilities or delays in connection with the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction; the significant transaction costs associated with the proposed transaction and other risks that may imperil the consummation of the proposed transaction, which may result in the transaction not being consummated within the expected time period or at all; negative effects of the announcement, pendency or consummation of the transaction on the market price of ManTech’s common stock or operating results, including as a result of changes in key customer, supplier, employee or other business relationships; the risk of litigation or regulatory actions; the inability of ManTech to retain and hire key personnel; the risk that certain contractual restrictions contained in the business combination agreement during the pendency of the proposed transaction could adversely affect ManTech’s ability to pursue business opportunities or strategic transactions; and failure to maintain ManTech’s relationship with the U.S. government, or the failure to compete effectively for new contract awards or to retain existing U.S. government contracts during the pendency of the transaction.

Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause actual results to differ materially from those expressed in or implied by such forward-looking statements. Given these risks and uncertainties, persons reading this communication are cautioned not to place undue reliance on such forward-looking statements. ManTech assumes no obligation to update or revise the information contained in this communication (whether as a result of new information, future events or otherwise), except as required by applicable law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Form of Amendment to Executive Continuity and Stay Incentive Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ManTech International Corporation

Date: May 17, 2022	By:	/s/ Michael R. Putnam
Michael R. Putnam
SVP – Corporate & Regulatory Affairs